                                                                    EXHIBIT 10.1

                   AMENDMENT NO. 4, CONSENT AND LIMITED WAIVER

                            Dated as of May 14, 2003

                                       to

                   FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

                            Dated as of July 12, 2002

                  This Amendment No. 4, Consent and Limited Waiver (this "Amendment") dated as of May 14, 2003 is entered into among TMAS/ASI, INC., an Arkansas corporation formerly known as Aerocell Structures, Inc. ("Aerocell"), TRIAD INTERNATIONAL MAINTENANCE CORPORATION, a Delaware corporation ("TIMCO"), AIRCRAFT INTERIOR DESIGN, INC., a Florida corporation ("Design"), TIMCO ENGINE CENTER, INC., a Delaware corporation ("Engine Center"), and BRICE MANUFACTURING COMPANY, INC., a California corporation ("Brice") (Aerocell, TIMCO, Design, Engine Center and Brice being collectively referred to as the "Borrowers"), and TIMCO AVIATION SERVICES, INC., a Delaware corporation ("Parent"), AVIATION SALES DISTRIBUTION SERVICES COMPANY, a Delaware corporation ("Distribution"), AVS/M-2, INC., a Delaware corporation ("Kratz-Wilde"), WHITEHALL CORPORATION, a Delaware corporation ("Whitehall"), AVS/M-3, INC., an Arizona corporation ("Apex"), AVS/CAI, INC., a Florida corporation ("Caribe"), AVIATION SALES LEASING COMPANY, a Delaware corporation ("Leasing"), AVIATION SALES PROPERTY MANAGEMENT CORP., a Delaware corporation ("Property Management"), AVS/M-1, INC., a Delaware corporation ("Manufacturing"), AVSRE, L.P., a Delaware limited partnership ("AVSRE"), HYDROSCIENCE, INC., a Texas corporation ("Hydroscience"), TIMCO ENGINEERED SYSTEMS, INC., a Delaware corporation ("Engineered Systems") (Parent, Distribution, Kratz-Wilde, Whitehall, Apex, Caribe, Leasing, Property Management, Manufacturing, AVSRE, Hydroscience and Engineered Systems being collectively referred to as the "Guarantors"), the "Lenders" (as defined in the Credit Agreement identified below) a party hereto and Citicorp USA, Inc., in its capacity as agent for the Lenders and the "Issuing Banks" (as defined in the Credit Agreement identified below) (in such capacity, the "Agent"). Capitalized terms used herein without definition are used herein as defined in the Credit Agreement.

                             PRELIMINARY STATEMENTS:

                  WHEREAS, Borrowers (other than Brice), Parent, the Agent and certain financial institutions, as Lenders and Issuing Banks, are parties to that certain Fifth Amended and Restated Credit Agreement dated as of July 12, 2002 (as amended, supplemented or otherwise modified through the date hereof, the "Credit Agreement");

                  WHEREAS, the Specified Events of Default (as defined in
Section 2.2 below) have occurred and are continuing, and the Parent and the Borrowers have requested that the Agent and the Requisite Lenders waive their rights and remedies with respect to the Specified Events of Default;

                  WHEREAS, the Parent and Borrowers have requested that the Requisite Lender consent to (i) the Parent's incurrence of additional Indebtedness to LJH, Ltd. which, among other things, will result in the receipt by the Parent of not less than $6,050,000 in Net Cash Proceeds of Issuance of Indebtedness being paid to the Lenders on, or within 60 days after, the "Amendment Effective Date" (as defined in Section 3 below), as mandatory prepayments of the Revolving Loans under Section 4.01(b) of the Credit Agreement (as amended hereby), and execution and delivery of certain agreements, documents and instruments in connection therewith, as expressly set forth below, (ii) TIMCO's sublease of the Goodyear Facility (as defined below) from LJH, Ltd.,
(iii) TIMCO's purchase from LJH, Ltd. of Inventory acquired by LJH, Ltd. from Aviation Management Systems, Inc. ("AMS"), for a purchase price not to exceed the sum of (A) up to $50,000 in cash to be paid on the Amendment Effective Date and (B) after the Agent's receipt and review of the Fourth Amendment Appraisals (as defined in Section 1.2(i) below) with respect to such Inventory, an additional amount not to exceed the lesser of (x) the Fair Market Value of such Inventory less $50,000 and (y) $900,000, which additional amount shall be paid solely by an increase in the principal amount of the LJH Note (as defined in Section 1.2(n) below) (the transactions described in clauses (i), (ii) and (iii) are collectively referred to herein as the "LJH Transactions") and (iv) the termination of the Keepwell Agreement and the cure of LJH, Ltd.'s failure to make a $59,000 payment thereunder with the funding of the initial installment of the LJH Note on the Amendment Effective Date;

                  WHEREAS, the Parent and the Borrowers have requested that Brice be added as a Borrower under the Credit Agreement upon the satisfaction of certain conditions and that the Credit Agreement be amended in certain other respects, in each case as expressly set forth below; and

                  WHEREAS, the Requisite Lenders are willing to grant such limited waiver and consents and to amend the Credit Agreement and certain of the other Loan Documents, in each case on the terms and conditions set forth herein;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

         SECTION 1. Amendments to the Credit Agreement. Upon the Amendment Effective Date, the Credit Agreement is hereby amended as follows effective as the Amendment Effective Date, provided, that in the case of the amendments set forth in Sections 1.2(t), 1.15 and 1.16 below, such amendment shall be retroactively effective as of March 31, 2003:

         1.1 The preamble to the Credit Agreement is hereby amended to delete in its entirety the reference therein to "Aerocell Structures, Inc., an Arkansas corporation, Triad International Maintenance Corporation, a Delaware corporation, Aircraft Interior Design, Inc., a Florida corporation, TIMCO Engine Center, Inc., a Delaware corporation, TIMCO Aviation Services, Inc., a Delaware corporation," and to substitute in lieu thereof the following:

         "TMAS/ASI, Inc., an Arkansas corporation formerly known as Aerocell Structures, Inc., Triad International Maintenance Corporation, a Delaware corporation, Aircraft Interior Design, Inc., a Florida corporation, TIMCO Engine Center, Inc., a Delaware corporation, TIMCO Aviation Services, Inc., a Delaware corporation, and Brice Manufacturing

         Company, Inc., a California corporation (each, a `Borrower' and, collectively, the `Borrowers')"

         1.2 Section 1.01 of the Credit Agreement is hereby amended as follows:

                  (a) The following definition of "Aero Consigned Inventory" is added in proper alphabetical order:

                                    "Aero Consigned Inventory" shall mean
                  Inventory of TIMCO listed on Exhibit A to the Fourth Amendment
                  (i) which has been delivered to Aero Technologies, LLC, a Florida limited liability company ("Aero"), on consignment pursuant to a consignment agreement between Aero and TIMCO, in form and substance satisfactory to the Agent, (ii) which is located at all times at Aero's facility at 2200 Northwest 84th Avenue, Miami, Florida 33122 , (iii) which has a book value not to exceed $750,000 at any time, (iv) which is the subject of a valid and enforceable consignee waiver executed by Aero, in form and substance satisfactory to the Agent, (v) with respect to which the Agent has received a file-stamped UCC financing statement from the Secretary of State of Florida describing such Inventory and naming Aero, as Debtor-Consignee, TIMCO, as Secured Party-Consignor and the Agent, as Assignee and (vi) with respect to which all creditors of Aero purporting to have a Lien on such Inventory have disclaimed any interest therein pursuant to an agreement in form and substance satisfactory to the Agent and, if requested by the Agent, provided to the Agent file-stamped copies of UCC partial release statements evidencing such disclaimer.

                  (b) The definition of "Borrowers" is amended and restated in its entirety to read as follows:

                                    "Borrower" and "Borrowers" are defined in
                  the preamble to this Agreement.

                  (c) The definition of "Borrowing Base" is amended (i) to add "and Brice" immediately following the reference to "TIMCO" in clause (iii) thereof; and (ii) to amend and restate clause (xii) thereof to read as follows:

                  "(xii) an amount equal to the sum of (A) (I) $1,000,000, provided, that such amount shall increase to $2,000,000 as of May 30, 2003 if the Agent has not received Designated Prepayments of at least $3,050,000 arising from fundings under the LJH Note on or before May 30, 2003 or (II) zero, if the Agent has received (x) Designated Prepayments of at least $6,050,000 arising from fundings under the LJH Note on and after the Fourth Amendment Effective Date, (y) the Fourth Amendment Appraisals and (z) a Borrowing Base Certificate reflecting any revised advance rates required by the Agent after completing its review of the Fourth Amendment Appraisals, plus (B) if the Covington, Kentucky Sale has occurred, the Net Cash Proceeds of Sale resulting therefrom;"

                  (d) The following definition of "Covington, Kentucky Sale" is added in proper alphabetical order:

                                    "Covington, Kentucky Sale" shall mean the
                  sale by Kratz-Wilde of the real property in Covington, Kentucky described on Exhibit B to the Fourth Amendment, for a cash purchase price sufficient to result in Net Cash Proceeds of Sale of not less than $450,000 and otherwise on terms and conditions satisfactory to the Agent.

                  (e) The definition of "Eligible Inventory" is amended (i) to add ", is Aero Consigned Inventory (but only for the period ending 45 days after the Fourth Amendment Effective Date)" immediately following the reference to "United States" in clause (ii) thereof; (ii) to delete in its entirety the period (".") at the end of clause (7) thereof and to substitute a semi-colon (";") in lieu thereof; and (iii) to add the following proviso to the entire definition of Eligible Inventory immediately following clause (7):

                  "provided, however, that in the case of Inventory of Brice or Inventory of any Borrower located at the Goodyear Facility (including, without limitation, the Inventory acquired by LJH, Ltd. from Aviation Management Systems, Inc. and sold by LJH, Ltd. to TIMCO on the Fourth Amendment Effective Date), such Inventory shall not constitute Eligible Inventory until the Agent's receipt of (w) the landlord waivers required to be delivered by the Fourth Amendment, (x) Designated Prepayments of not less than $6,050,000 arising from fundings under the LJH Note on and after the Fourth Amendment Effective Date, (y) the Fourth Amendment Appraisals and (z) a Borrowing Base Certificate reflecting any revised advance rates required by the Agent after completing its review of the Fourth Amendment Appraisals.

                  (f) The definition of "Eligible Receivables" is amended as follows:

                           (i) to amend and restate the parenthetical phrase in clause (vi) thereof in its entirety to read as follows:

                           "(unless the account debtor is a debtor-in-possession in a Chapter 11 case and has available debtor-in-possession financing from sources and under terms acceptable to the Agent and the Receivable is entitled to priority under Section 507 of the Bankruptcy Code as an administrative expense allowed under Section 503(b) of the Bankruptcy Code)"

                           (ii) to delete in its entirety the period (".") at the end of clause (xx) thereof and to substitute "; or" in lieu thereof; and

                           (iii) to add the following as new clause (xxi) thereof:

                                    "(xxi) it is originated by, or owing to,
                           Brice and, at such time, the Agent has not received Designated Prepayments of at least $6,050,000 arising from fundings under the LJH Note on and after the Fourth Amendment Effective Date.

                  (g) The following definition of "Engine Center" is added in proper alphabetical order:

                                    "Engine Center" shall mean TIMCO Engine
                  Center, a Delaware corporation.

                  (h) The following definition of "Fourth Amendment" is added in proper alphabetical order:

                                    "Fourth Amendment" shall mean Amendment No.
                  4, Consent and Limited Waiver dated as of May 14, 2003 to Fifth Amended and Restated Credit Agreement dated as of July 12, 2002 among the Borrowers, the Guarantors, the Agent and the Lenders.

                  (i) The following definition of "Fourth Amendment Appraisals" is added in proper alphabetical order:

                                    "Fourth Amendment Appraisals" shall mean the
                  appraisals of each Borrower's and each Guarantor's Inventory and Equipment obtained by the Agent in connection with the Fourth Amendment, in form and substance satisfactory to the Agent.

                  (j) The following definition of "Fourth Amendment Effective Date" is added in proper alphabetical order:

                                    "Fourth Amendment Effective Date" shall mean
                  the "Amendment Effective Date" under (and as defined in) the Fourth Amendment.

                  (k) The following definition of "Goodyear Facility" is added in proper alphabetical order:

                                    "Goodyear Facility" shall mean TIMCO's
                  facility located on the real property known as Hangars 18 and 52 and additional land located at the Phoenix Goodyear Airport in Goodyear, Arizona which real property is subleased from LJH, Ltd.

                  (l) The definition of "Keepwell Agreement" is deleted in its entirety.

                  (m) The definition of "LJH Intercreditor Agreement" is amended and restated in its entirety to read as follows:

                                    "LJH Intercreditor Agreement" shall mean
                  that certain Amended and Restated Intercreditor Agreement dated as of the Fourth Amendment

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

                  Effective Date to which the Agent, Citicorp USA, Inc., Bank of America, N.A., and LJH, Ltd. are parties, acknowledged by the Parent.

                  (n) The definition of "LJH Note" is amended and restated in its entirety to read as follows:

                                    "LJH Note" shall mean that certain Term
                  Promissory Note in the original principal amount of $7,350,000 dated the Fourth Amendment Effective Date executed by the Parent in favor of LJH, Ltd., together with all increases thereon or additional notes issued in respect of (i) after the Agent's receipt and review of the Fourth Amendment Appraisals with respect to the Inventory acquired by LJH, Ltd. from Aviation Management Systems, Inc. and sold by LJH, Ltd. to TIMCO on the Fourth Amendment Effective Date, an increase in the purchase price for such Inventory in an amount not to exceed the lesser of (A) the Fair Market Value of such Inventory less $50,000 and (B) $900,000 or (ii) accrued interest on such Term Promissory Note and on such additional notes (all of which shall be payable in kind but not in cash), in each case the obligations under which are subordinated in right of payment to the Obligations pursuant to the LJH Intercreditor Agreement, together with the side letter dated the Fourth Amendment Effective Date between the Parent, TIMCO and LJH, Ltd. with respect to the increases in the principal amount described in clause (ii) above.

                  (o) The definition of "LJH Note Documents" is added in proper alphabetical order:

                                    "LJH Note Documents" shall mean the LJH
                  Note, the guaranty agreement executed by the Borrowers and the Guarantors (other than the Parent) with respect thereto, the Shareholder Security Agreement and any other agreements, documents and instruments executed in connection with any of the foregoing.

                  (p) The definition of "Loan Documents" is amended to delete the reference therein to "the Keepwell Agreement,".

                  (q) The definition of "PIK Subordinated Debt" is amended and restated in its entirety to read as follows:

                                    "PIK Subordinated Debt" means Indebtedness
                  evidenced by (i) the Junior Subordinated Notes, (ii) the 8% Senior Subordinated Convertible PIK Notes due 2006 issued by the Parent under that certain Indenture dated as of February 28, 2002 and (iii) the LJH Note.

                  (r) The definition of "Shareholder Security Agreement" is amended and restated in its entirety to read as follows:

                                    "Shareholder Security Agreement" means that
                  certain Amended and Restated Security Agreement dated as of the Fourth Amendment Effective

                  Date to which Don A. Sanders and LJH, Ltd. (as secured parties) and the Borrowers and Guarantors (as grantors) are parties.

                  (s) The definition of "Shareholder Subrogation Claims" is amended and restated in its entirety to read as follows:

                                    "Shareholder Subrogation Claims" means those
                  claims against the Borrowers and Guarantors, if any, of Don A. Sanders and LJH, Ltd. arising in the event such Persons are subrogated to the rights of Bank of America, N.A. with respect to Indebtedness evidenced by the BofA Note by virtue of the performance of their obligations under the Shareholder Guarantees.

                  (t) The definition of "Tangible Net Worth" is amended and restated in its entirety to read as follows:

                                    "Tangible Net Worth" means the amount
                  calculated as (i) the consolidated net worth of the Parent and its Subsidiaries minus (ii) the consolidated intangibles of the Parent and its Subsidiaries including, without limitation, goodwill, trademarks, tradenames, copyrights, patents, patent applications, licenses and rights in any thereof and other items treated as intangibles in accordance with GAAP. For purposes of determination of Tangible Net Worth, (i) the PIK Subordinated Debt shall be deemed to be equity so long as no interest with respect thereto has been paid in cash and (ii) no effect shall be given to Inventory write-downs taken in Fiscal Year 2002, provided that the aggregate amount of such write-downs shall not exceed $8,584,000.

                  (u) The definition of "TIMCO Engine" is deleted in its entirety.

                  (v) The definition of "United Receivables" is deleted in its entirety.

         1.3 Section 2.03(d) of the Credit Agreement is hereby amended to delete each reference therein to "LJH Note" in its entirety and to substitute in lieu thereof a reference to "LJH Note Documents".

         1.4 Section 4.01(b) of the Credit Agreement is hereby amended as follows:

                  (a) to add the following proviso immediately before the period (".") at the end of subsection (ix)(A) thereof:

                           "; provided, however, that in the case of the Designated Prepayment made with (x) the Net Cash Proceeds of Issuance of Indebtedness arising from fundings under the LJH Note on and after the Fourth Amendment Effective Date and (y) the Net Cash Proceeds of Sale arising from the Covington, Kentucky Sale, such Designated Prepayment shall be allocated and applied first to reduce the amount, if any, by which the outstanding principal amount of the Revolving Credit Obligations exceeds the Borrowing Base at the time of receipt of such Designated Prepayments by application to repayment of the Revolving Loans then outstanding, second to the outstanding principal balance of the Revolving Loans until paid in full, third to the outstanding principal balance of the Term Loan until paid in full, fourth to the Letter of Credit Obligations (or, to the extent such Letter of Credit Obligations are contingent, deposited in the Cash Collateral Account to provide Cash Collateral in respect of such Letter of Credit Obligations)"

                  (b)      to delete subsection (x) thereof in its entirety.

         1.5 Section 7.01(a)(i) of the Credit Agreement is hereby amended to delete the first sentence therein in its entirety and to substitute in lieu thereof the following two sentences:

         "Each of Distribution Kratz-Wilde, TIMCO, Whitehall, Manufacturing, Leasing, Property Management, Engine Center, TIMCO Engineered Systems and Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and of each other jurisdiction in which failure to be so qualified and in good standing will result, or is reasonably likely to result, in a Material Adverse Effect. Hydroscience is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and of each other jurisdiction in which failure to be so qualified and in good standing will result, or is reasonably likely to result, in a Material Adverse Effect."

         1.6 Section 7.01(b)(iv) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "(iv) Each of the BofA Documents, the TROL Documents and the LJH Note Documents to which any Borrower or any Guarantor is a party is in full force and effect. No material term or condition of any BofA Document has been amended, modified or waived from the terms and conditions contained therein as delivered to the Agent, without the prior written consent of the Requisite Lenders and no default or breach of any covenant thereunder by any party thereto exists. No material term or condition of any LJH Note Document has been amended, modified or waived from the terms and conditions contained therein as delivered to the Agent, without the prior written consent of the Requisite Lenders (other than increases in the principal amount of the LJH Note as contemplated by the definition of "LJH Note") and no default or breach of any covenant thereunder by any party thereto exists. Since the Effective Date, no amendment or other modification of any TROL Document has been effected which would have the effect of shortening the tenor of the obligations thereunder, increasing the pricing associated with such obligations (other than due to Transaction Costs otherwise permitted under the terms of this Agreement), accelerating the scheduled payments due thereunder, or modifying the prepayment requirements thereunder without the prior written consent of the Requisite Lenders and no default or breach of any covenant thereunder by any party thereto has occurred and is continuing without cure or waiver."

         1.7 Section 7.01(d)(ii) of the Credit Agreement is hereby amended to delete the reference therein to "LJH Note" in its entirety and to substitute in lieu thereof a reference to "LJH Note Documents".

         1.8 Section 8.01(a)(B) of the Credit Agreement is hereby amended to delete the following phrase immediately prior to the period at the end thereof:

         ", together with a calculation in reasonable detail of the amount of the `Brice Cash Shortfall' (as defined in the Keepwell Agreement) for such month and a reconciliation of such amount with the financial statements delivered pursuant to this Section 8.01(a) for such month and, in the case of such financial statements for October 2002, a statement of the transaction costs associated with the acquisition of Brice"

         1.9 Section 8.04(iii) of the Credit Agreement is hereby amended to delete the reference therein to "$3,000,000 (exclusive of the Borrowing Base reserve in effect pursuant to clause (xii) of the definition of `Borrowing Base'" in its entirety and to substitute in lieu thereof "$2,000,000 plus the amount of such cash payment to be made".

         1.10 Section 8.13 of the Credit Agreement is hereby amended as follows:

                  (a) to delete in its entirety the following parenthetical phrase therein: "(including, without limitation, all additional or substitute notes delivered due to the making of payments under the Keepwell Agreement as described in the definition of "LJH Note")"; and

                  (b) to delete each reference therein to "LJH Note" in its entirety and to substitute in lieu thereof a reference to "LJH Note Documents".

         1.11 Section 10.01(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                           "(c) Indebtedness (i) under the LJH Note Documents (provided, that no payments in respect of the LJH Note Documents shall be made except as expressly permitted by the LJH Intercreditor Agreement), (ii) under the Junior Subordinated Notes, (iii) in respect of non-cash interest under the PIK Subordinated Debt and (iv) with respect to Shareholder Subrogation Claims, in each case whether directly or by Accommodation Obligation"

         1.12 Section 10.02(e) of the Credit Agreement is hereby amended to insert the following phrase at the beginning thereof: "(i) the Covington, Kentucky Sale, provided, that (A) the Borrower shall not make any request pursuant to Section 4.01(b)(i) to use any portion of the Net Cash Proceeds of Sale arising from such sale for working capital purposes in lieu of making a prepayment and (B) no Event of Default or Potential Event of Default shall then have occurred and be continuing; and (ii)".

         1.13 Section 10.03(e) of the Credit Agreement is hereby amended to delete in its entirety the phrase therein "on the Effective Date" and to substitute in lieu thereof "on or prior to the Fourth Amendment Effective Date".

         1.14 Section 10.14(c) of the Credit Agreement is hereby amended to delete the reference therein to "LJH Note" in its entirety and to substitute in lieu thereof a reference to "LJH Note Documents".

         1.15 Section 11.01 of the Credit Agreement is hereby amended to amend and restate each row of text under the headings "Determination Date", "Applicable Period" and "Minimum Amount" for Determination Dates in 2003 to read as follows:

March 31, 2003       One Fiscal Quarter period then ending     $ 1,700,000

June 30, 2003        Two Fiscal Quarter period then ending     $ 5,100,000

September 30, 2003   Three Fiscal Quarter period then ending   $ 8,100,000

December 31, 2003    Four Fiscal Quarter period then ending    $10,100,000

         1.16 Section 11.03 of the Credit Agreement is hereby amended to amend and restate each row of text under the headings "Determination Date", "Applicable Period" and "Minimum Ratio" for Determination Dates in 2003 to read as follows:

March 31, 2003       One Fiscal Quarter period then ending     1.1 to 1.0

June 30, 2003        Two Fiscal Quarter period then ending     1.1 to 1.0

September 30, 2003   Three Fiscal Quarter period then ending   1.1 to 1.0

December 31, 2003    Four Fiscal Quarter period then ending    1.1 to 1.0

         1.17 Section 12.01 of the Credit Agreement is hereby amended as follows:

                  (a) Section 12.01(e)(ii) is amended to delete in its entirety the reference therein to "or any TROL Document";

                  (b) Section 12.01(p) of the Credit Agreement is amended and restated in its entirety to read as follows:

                                    "(p) LJH Note Documents. At any time, for
                  any reason, any holder of any Indebtedness evidenced by the LJH Note Documents shall initiate any action contrary to the terms of the LJH Intercreditor Agreement or raise any defense to any of the terms thereof."

                  (c) Subclause (A) of the last paragraph of Section 12.01 is amended and restated in its entirety to read as follows:

                  "(A) no Event of Default shall be deemed to have occurred due solely to the occurrence of any breach, default or event of default, or any other condition under any TROL Document, unless the any of the same causes or results in the acceleration, mandatory redemption or other required repurchase of any Indebtedness arising under the TROL Documents (whether such acceleration, mandatory redemption or other required repurchase occurs with or without notice from any holder(s) of such Indebtedness or any representative of such holder(s)) and"

         1.18 Schedule 1.01.3 is hereby amended and restated in its entirety with the schedule attached hereto as Exhibit C attached hereto and made a part hereof.

         SECTION 2. Consents; Limited Waivers; Post-Closing Deliveries.

         2.1 Upon the Amendment Effective Date, the Requisite Lenders hereby consent to (i) the LJH Note Documents, in substantially the forms attached to the LJH Intercreditor Agreement referred to in clause (ii) below and the cancellation of the LJH Note (as defined in the Credit Agreement prior to being redefined herein); (ii) the amendment and restatement of the LJH Intercreditor Agreement, in substantially the form of Exhibit D attached hereto and made a part hereof; (iii) TIMCO's sublease of the Goodyear Facility from LJH, Ltd. pursuant to a sublease in substantially the form of Exhibit E-1 attached hereto and made a part hereof, provided, that (A) all amounts required to be paid by TIMCO under such sublease shall not exceed amounts payable by LJH, Ltd. under its lease with the City of Phoenix, Arizona or in respect of reimbursements for improvements to the Goodyear Facility made by LJH, Ltd. in an amount not to exceed $100,000 (such reimbursements to be paid in 36 equal monthly installments), a true and complete copy of which is attached hereto as Exhibit E-2 and (B) LJH, Ltd. and the City of Phoenix shall deliver landlord waivers with respect to the Goodyear Facility within 30 days (in the case of LJH, Ltd.) and 60 days (in the case of the City of Phoenix) after the Amendment Effective Date; (iv) TIMCO's purchase from LJH, Ltd. of Inventory acquired by LJH, Ltd. from AMS, for a purchase price not to exceed the sum of (A) up to $50,000 in cash to be paid on the Amendment Effective Date, plus (B) after the Agent's receipt and review of the Fourth Amendment Appraisals with respect to such Inventory, an additional amount not to exceed the lesser of (x) the Fair Market Value of such Inventory less $50,000 and (y) $900,000, which additional amount shall be paid solely by an increase in the principal amount of the LJH Note, pursuant to the agreements, documents and instruments delivered, and in form and substance satisfactory, to the Agent as required by Section 3.1(c) below (in the case of agreements, documents and instruments delivered on the Amendment Effective Date) or Section 8.13 of the Credit Agreement (in the case of amendments to the LJH Note delivered thereafter); and (v) the termination of the Keepwell Agreement.

         2.2 Upon the Amendment Effective Date, the Requisite Lenders hereby waive their rights and remedies with respect to (and solely with respect to) the following Events of Default under the Credit Agreement (the "Specified Events of Default"): (i) the Parent failed to comply with one or more of the financial covenants tested as of December 31, 2002 under Article XI of the Credit Agreement; (ii) the Parent made a payment in respect of its obligations under the Subordinated Note Documents on February 18, 2003 without having the minimum Revolving Credit Availability required under Section 12.01(o) of the Credit Agreement; (iii) the Events of Default arising under Section 12.01(e)(ii) of the Credit Agreement in respect of (A) one or more financial covenant "Events of Default" under Section 28.4 of the TROL Lease as of December 31, 2002, (B) the failure of Parent to timely deliver the financial statements dated as of December 31, 2002 and to deliver an Unqualified Report (as defined below) in each case as required by Section 28.1.1(c) of the TROL Lease and (C) the Parent's failure to give notice to the applicable parties under the TROL Documents as required by Section 17.1(q) of the TROL Lease (the "TROL Defaults"); (iv) the Parent and Brice failed to obtain a landlord waiver from each landlord for any premises on which Brice maintains at least $250,000 of Inventory as of the Amendment Effective Date within 60 days after the Second Amendment Effective Date as required by Section 2.2 of the Second Amendment, Consent and Waiver dated as of October 11, 2002, provided, that such landlord waivers shall be delivered within 30 days after the Amendment Effective Date;
(v) the Event of Default arising under Section 12.01(p) of the Credit Agreement (prior to being amended hereby) due to the failure by LJH, Ltd. to make payments aggregating not more than $59,000 under the Keepwell Agreement on a timely basis, provided, that such default shall be deemed cured by the funding of the initial installment of the LJH Note on the Amendment Effective Date; (vi) the Parent and the Borrowers failed to deliver a report from KPMG Peat Marwick LLP on the consolidated Financial Statements of the Parent and its Subsidiaries for Fiscal Year 2002 not containing a "going concern" qualification (an "Unqualified Report") as required by Section 8.01(c) of the Credit Agreement; and (vii) the Parent failed to notify the Agent and the Lenders of one or more of the aforementioned Events of Default, as required by Section 8.04 of the Credit Agreement. Each of the parties hereto acknowledges and agrees that the letter agreement dated February 28, 2003 purporting to waive the Specified Events of Default described in clauses (i), (ii), (iii) and (vii) above did not become effective in accordance with its terms and is hereby deemed to be null and void.

         2.3      The failure to comply with any of the provisions of this
Section 2 shall constitute an automatic Event of Default under the Credit Agreement (without the benefit of any grace period).

         SECTION 3. Conditions Precedent. This Amendment shall become effective as of the date hereof (the "Amendment Effective Date") upon the satisfaction of the following conditions precedent:

         3.1      The Agent shall have received:

                  (a) a facsimile or original executed copy of this Amendment executed by the Parent, each Borrower, the Guarantors, the Requisite Lenders and the Agent;

                  (b) corporate resolutions of the Parent, Borrowers and Guarantors authorizing the execution and delivery of this Amendment and all instruments and documents required to be executed and delivered in connection herewith;

                  (c) the Loan Documents, the documents pertaining to the LJH Transactions and other agreements, documents, instruments, certificates and legal opinions, in each case as set forth on Exhibit F attached hereto and made a part hereof, in form and substance satisfactory to the Agent and the Requisite Lenders;

                  (d) all agreements, documents and instruments delivered to the obligees under the TROL Documents as a result of the LJH Transactions or this Amendment, including without limitation a waiver of the TROL Defaults, in form and substance satisfactory to the Agent and the Requisite Lenders;

                  (e) all agreements, documents and instruments delivered to the obligees under the BofA Note and guaranties executed and delivered in connection therewith as a result of the LJH Transactions or this Amendment, in form and substance satisfactory to the Agent and the Requisite Lenders;

                  (f) the annual report, financial statements, report of KPMG Peat Marwick LLP and other reports for Fiscal Year 2002 required to be delivered pursuant to Section 8.01(c) of the Credit Agreement (after giving effect to the waiver with respect thereto in Section 2.2(vi) above);

                  (g) receipt by the Agent, for the ratable benefit of the Lenders, of at least $2,050,000 in proceeds from the initial funding under the LJH Note as a mandatory prepayment of the Revolving Loans under Section 4.01(b) of the Credit Agreement (as amended hereby);

                  (h) payment of the expenses of the Agent and certain of the Lenders in the amounts identified on Exhibit G attached hereto and made part hereof; and

                  (i) such other agreements, documents, instruments, certificates and opinions as the Agent may reasonably request.

         3.2 After giving effect to this Amendment and the waiver of the TROL Defaults,

         (a) no "Potential Event of Default" or "Event of Default" shall have occurred and be continuing under the terms of the Credit Agreement; and

         (b) all of the representations and warranties in this Amendment shall be true and correct in all material respects.

         SECTION 4. Representations and Warranties; Reaffirmation.

         4.1 Parent and each of the Borrowers hereby represents and warrants that:

                  (a) This Amendment and the Credit Agreement as previously executed and delivered and as amended and supplemented hereby constitute legal, valid and binding obligations of the Parent and the Borrowers and are enforceable against the Parent and the Borrowers in accordance with their terms.

                  (b) After giving effect to this Amendment and the waiver of the TROL Defaults required as a condition hereof, no Event of Default or Potential Event of Default exists or would result from any of the transactions contemplated by this Amendment.

                  (c) No event of default or default has occurred and is continuing under the terms of (a) any of the TROL Documents (after giving effect to the waiver of the TROL Defaults required as a condition hereof), (b) under any of the agreements and documents executed with respect to the Senior Subordinated Notes or under which the Senior Subordinated Notes have been issued, (c) under any of the agreements and documents executed with respect to the BofA Note, (d) under any of the agreements and documents executed with respect to the Junior Subordinated Notes or under which the Junior Subordinated Notes have been issued or (e) under the LJH Note.

                  (d) None of the holders of the Senior Subordinated Notes, the trustee under the Indenture under which the Senior Subordinated Notes were issued, the holders of the Junior Subordinated Notes, the trustee under the Indenture under which the Junior Subordinated Notes were issued, the obligees under the TROL Documents (or Person acting on any such obligee's behalf), the obligees under the BofA Note or any of the agreements and documents executed in connection therewith, the holder of the LJH Note or any other agent or lender under any credit facility for the Borrowers or Guarantors shall have commenced the exercise of any remedies with respect to any default or event of default with respect thereto.

                  (e) As of the funding of the initial installment of the LJH Note on the Amendment Effective Date, the aggregate amount of payments due under the Keepwell Agreement does not exceed $59,000.

         4.2 Parent, each of the Borrowers and each of the Guarantors hereby reaffirm all covenants, representations and warranties made by it, and all Obligations owing by it, pursuant to the Credit Agreement (to the extent the same are not amended hereby), the Notes and the other Loan Documents to which it is a party and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the date this Amendment becomes effective (unless a representation and warranty is stated to be given on and as of a specific date, in which case such representation and warranty shall be true, correct and complete as of such date).

         SECTION 5. Reference to and Effect on the Credit Agreement.

         5.1 Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

         5.2 Except as expressly set forth herein, neither this Amendment, nor any actions taken by any Lenders or the Agent shall be deemed or construed as an amendment of the Loan Documents, or a waiver with respect to any Potential Event of Default or Event of Default, whether now existing or occurring after the date hereof, known or unknown, under the Loan Documents. Except as specifically amended or agreed above, each of the Parent, the Borrowers and the Guarantors hereby agree that the Credit Agreement, the Notes and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         5.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Issuing Bank or the Agent under the Credit Agreement, the Notes or any of the other Loan Documents, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

         5.4 No course of dealing on the part of the Agent or any of the Lenders, or any such party's officers or representatives, nor any failure or delay in the exercise of any right by any

Lender or the Agent shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of such right. Further, any failure by any Lender or the Agent at any time to require strict performance by the Parent, any Borrower or any of their respective Subsidiaries of any provision of the Loan Documents shall not affect any right of any Lender or the Agent thereafter to demand strict compliance and performance thereunder. Without limiting the generality of the foregoing, nothing in this letter agreement shall obligate the Agent or any Lender to agree to any similar waiver of any Default or Event of Default in the future.

         SECTION 6. Release.

         6.1 The Borrowers and the Guarantors acknowledge that they have no existing defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of the Obligations. In consideration for the execution of this Amendment, each Borrower and each Guarantor hereby releases and forever discharges the Agent and the other Holders and Citicorp USA, Inc., as holder of the Supplemental Term Loan Warrant, and all of their respective officers, directors, employees, Affiliates and agents (collectively, the "Released Parties") from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, known or unknown, whether heretofore or now existing, liquidated or unliquidated, matured or unmatured, fixed or contingent (collectively, the "Release Claims"), which might be asserted against any of the Released Parties. This Release applies to all matters arising out of or relating to any of the Loan Documents, the Supplemental Term Loan Warrant, any Property of any Borrower or any Guarantor, any of the LJH Transactions or any Obligations, commitment letters with respect to other loan facilities, and the lending and borrowing relationships, and (to the extent any Release Claims relating to such deposit relationships are now known to any Borrower or any Guarantor or any of their Subsidiaries) the deposit relationships, between Parent or its Subsidiaries, and Citibank, N.A., the Agent and the Holders, including the administration, collateralization and funding thereof. Each of Parent and each of its Subsidiaries further agrees not to bring any action in any judicial, administrative or other proceeding against the Released Parties, or any of them, alleging any such Release Claim or otherwise arising in connection with any such Release Claim. Without limiting the generality of the foregoing, Parent and its Subsidiaries release any claims they may have for any overpayment of interest or Rent prior to the date hereof, and agree that any such claim shall be deemed a Release Claim for the purpose of this Amendment.

         6.2 It is the intent of the parties that except as otherwise set forth herein, the foregoing release shall be effective as a full and final accord and satisfaction of all claims hereby released and each of Parent and each of its Subsidiaries hereby agrees, represents and warrants that the matters released herein are not limited to matters which are known or disclosed. In this connection, each of Parent and each of its Subsidiaries hereby agrees, represents and warrants that it realizes and acknowledges that factual matters now existing and unknown to it may have given or may hereafter give rise to Release Claims, which are presently unknown, unsuspected, unliquidated, unmatured and/or contingent, and it further agrees, represents and warrants that this release has been negotiated and agreed upon in view of that realization. Nevertheless, Parent and its Subsidiaries hereby intend to release, discharge and acquit the Released Parties of and from any such unknown, unsuspected, unliquidated, unmatured and/or contingent Release Claims, which are in any way set forth in or related to the matters identified above in this Section 6. Parent and its Subsidiaries hereby explicitly waive the benefits of any common law or statutory rule with respect to the release of such Release Claims.

         6.3 The acceptance and delivery of this Amendment by the Agent and the Requisite Lenders on behalf of the Released Parties shall not be deemed or construed as an admission of liability with respect to the Release Claims or otherwise by the Released Parties, or any of them, and the Released Parties hereby expressly deny liability of any nature whatsoever arising from or related to the subject of the release contained in this Section 6.

         6.4 Each of Parent and each of its Subsidiaries hereby agrees, represents and warrants that: (i) such party has not voluntarily, by operation of law or otherwise, assigned, conveyed, transferred or encumbered, either directly or indirectly, in whole or in part, any right to or interest in any of the Release Claims purported to be released by this Section 6; (ii) such party has had advice of counsel of its own choosing in negotiations for and the preparation of this Amendment; and (iii) such party is fully aware of the effect of releases such as that contained in this Section 6.

         SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

         SECTION 8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 9. Miscellaneous. This Amendment is a Loan Document. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

Agent and Lenders:

CITICORP USA, INC.,                           SALOMON BROTHERS HOLDING
as Agent and as a Lender and as holder        COMPANY INC.
of the Supplemental Term Loan Warrant

By: /s/                                       By: /s/
    -----------------------------                 -----------------------------
    Keith R. Gerding                              Name:
    Vice President                                Title:

UPS CAPITAL CORPORATION                       ARK CLO 2000-1, LIMITED

By: /s/                                       By: Patriarch Partners, LLC,
    -----------------------------                 its Collateral Manager
    Name:
    Title:
                                              By: /s/
                                                  -----------------------------
                                                  Name:
                                                  Title:


                                                                Signature Page 1

Borrowers and Guarantors:

TMAS/ASI, INC. (formerly known as             TRIAD INTERNATIONAL MAINTENANCE
Aerocell Structures, Inc.)                    CORPORATION

By: /s/                                       By: /s/
    ------------------------------                ------------------------------
    C. Robert Campbell                            C. Robert Campbell
    Vice President and                            Vice President and
    Chief Financial Officer                       Chief Financial Officer

AIRCRAFT INTERIOR DESIGN, INC.                TIMCO ENGINE CENTER, INC.

By: /s/                                       By: /s/
    ------------------------------                ------------------------------
    C. Robert Campbell                            C. Robert Campbell
    Vice President and                            Vice President and
    Chief Financial Officer                       Chief Financial Officer

TIMCO AVIATION SERVICES, INC.                 AVIATION SALES DISTRIBUTION
                                              SERVICES COMPANY

By: /s/                                       By: /s/
    ------------------------------                ------------------------------
    C. Robert Campbell                            C. Robert Campbell
    Vice President and                            Vice President and
    Chief Financial Officr                        Chief Financial Officer

AVS/M-2, INC.                                 WHITEHALL CORPORATION

By: /s/                                       By: /s/
    ------------------------------                ------------------------------
    C. Robert Campbell                            C. Robert Campbell
    Vice President and                            Vice President and
    Chief Financial Officer                       Chief Financial Officer

AVS/M-3, INC.                                 AVS/CAI, INC.

By: /s/                                       By: /s/
    ------------------------------                ------------------------------
    C. Robert Campbell                            C. Robert Campbell
    Vice President and                            Vice President and
    Chief Financial Officer                       Chief Financial Officer


                                                                Signature Page 2

AVIATION SALES LEASING COMPANY            AVIATION SALES PROPERTY MANAGEMENT
                                          CORPORATION

By: /s/                                   By: /s/
    -------------------------------           -------------------------------
    C. Robert Campbell                        C. Robert Campbell
    Vice President and                        Vice President and
    Chief Financial Officer                   Chief Financial Officer

AVS/M-1, INC.                             AVSRE, L.P.
                                          By: Aviation Sales Property Management
                                              Corp. as General Partner

By: /s/                                   By: /s/
    -------------------------------           -------------------------------
    C. Robert Campbell                        C. Robert Campbell
    Vice President and                        Vice President and
    Chief Financial Officer                   Chief Financial Officer

HYDROSCIENCE, INC.                        TIMCO ENGINEERED SYSTEMS, INC.

By: /s/                                   By: /s/
    -------------------------------           -------------------------------
    C. Robert Campbell                        C. Robert Campbell
    Vice President and                        Vice President and
    Chief Financial Officer                   Chief Financial Officer


BRICE MANUFACTURING COMPANY, INC.

By: /s/
    ------------------------------
    C. Robert Campbell
    Vice President and
    Chief Financial Officer

                                                                Signature Page 3